      As filed with the Securities and Exchange Commission on June 6, 2006

                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                   ----------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                              GLACIER BANCORP, INC.
                           (Exact names of registrant
                          as specified in Its Charter)

        MONTANA                        6022                       81-0519541
(State or jurisdiction     (Primary Standard Industrial        (I.R.S. Employer
  of incorporation or       Classification Code Number)      Identification No.)
     organization)

            49 COMMONS LOOP, KALISPELL, MONTANA 59901 (406) 756-4200
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                               MICHAEL J. BLODNICK
                      President and Chief Executive Officer
                                 49 Commons Loop
                            Kalispell, Montana 59901
                                 (406) 756-4200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                          Copies of Communications to:

                                STEPHEN M. KLEIN
                              WILLIAM E. BARTHOLDT
                                Graham & Dunn PC
                                     Pier 70
                           2801 Alaskan Way, Suite 300
                            Seattle, Washington 98121

                                   ----------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box: [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered pursuant to dividend or reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                  Amount to     Proposed Maximum Aggregate
Title of Class of Securities to be Registered   be Registered         Offering Price         Amount of Registration Fee(1)
--------------------------------------------------------------------------------------------------------------------------
Glacier Bancorp, Inc.
Common Stock, $.01 Par Value per Share            2,000,000
==========================================================================================================================

(1) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.

================================================================================

PROSPECTUS

                                2,000,000 SHARES

                                     [LOGO]

                              GLACIER BANCORP, INC

                                  COMMON STOCK

                                   ----------

     We may offer and sell, from time to time, up to 2,000,000 shares of our common stock, $.01 par value per share. We will provide specific terms of any offering in supplements to this prospectus.

     You should read this prospectus and the prospectus supplement relating to the specific issue of our common stock carefully before you invest.

     We may sell our common stock on a continuous or delayed basis directly, through agents or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of our common stock. If any agents, dealers or underwriters are involved in the sale of our common stock, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of our common stock will also be set forth in the applicable prospectus supplement.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is June 6, 2006.

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the "SEC", as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, utilizing a "shelf" registration process. Under this shelf registration process, we may offer and sell our common stock described in this prospectus in one or more offerings. Each time we offer our common stock, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

     We are a reporting company and file annual, quarterly and special reports, proxy information and other information with the SEC. You may read and copy such material at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, C.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the Public Reference Room.

     The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is http://www.sec.gov.

     We have filed with the SEC a registration statement on Form S-3, which registers the common stock that we may offer under this prospectus. The registration statement, including the exhibits and schedules thereto, contains additional information about us and the securities being offered.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superceded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement. We incorporate by reference the documents listed below and any future filings we will make with the SEC after the date of this prospectus and until the termination of this offering under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

     - Annual Report on Form 10-K for the year ended December 31, 2005, filed March 15, 2006;

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed May 8, 2006;

     - Current Reports on Form 8-K filed February 2, 2006; February 3, 2006; April 12, 2006; April 21, 2006; April 24, 2006; April 28, 2006; and
          June 1, 2006;

     - Description of our common stock contained in our Registration Statement on Form S-4, filed May 15, 2006.

     Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2 or Item 7 of Form 8-K.

     You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document.

You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at the following address:

                              Glacier Bancorp, Inc.
                                 49 Commons Loop
                            Kalispell, Montana 59901
                                 (406) 751-4703
                Attention: James H. Strosahl, Corporate Secretary

                                  ABOUT GLACIER

     Glacier Bancorp, Inc. ("Glacier"), headquartered in Kalispell, Montana, is a Montana corporation, initially incorporated in Delaware in 1990, and subsequently incorporated under Montana law in 2004. Glacier is a regional multi-bank holding company providing commercial banking services from 71 banking offices throughout Montana, Idaho, Wyoming, Utah and Washington. Glacier offers a wide range of banking products and services, including transaction and savings deposits, commercial, consumer and real estate loans, mortgage origination services, and retail brokerage services. Glacier serves individuals, small to medium-sized businesses, community organizations and public entities.

     Glacier is the parent holding company of nine wholly owned subsidiary commercial banks: Glacier Bank; Mountain West Bank; First Security Bank of Missoula; Western Security Bank; First National Bank -West; Big Sky Western Bank; Valley Bank of Helena; Glacier Bank of Whitefish; and Citizens Community Bank. Glacier is also the holding company of three financing subsidiaries.

     As of March 31, 2006, Glacier had total assets of approximately $3.8 billion, total net loans receivable and loans held for sale of approximately $2.5 billion, total deposits of approximately $2.7 billion and approximately $344.4 million in shareholders' equity. Glacier common stock trades on the Nasdaq National Market under the symbol "GBCI."

                                  RISK FACTORS

     You should carefully consider the specific risks set forth under "Risk Factors" in the applicable prospectus supplement and under the caption "Risk Factors" in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 incorporated herein by reference, before making an investment decision.

                                 USE OF PROCEEDS

     We will use the new proceeds from our sale of the common stock for general corporate purposes, which may include repaying indebtedness, making additions to our working capital, funding future acquisitions, or for any other purpose we describe in the applicable prospectus supplement.

                              PLAN OF DISTRIBUTION

     We may sell the common stock to one or more underwriters for public offering and sale by them and may also sell the common stock directly or through agents. We will name any underwriter or agent involved in the offer and sale of common stock in the applicable prospectus supplement. We have also reserved the right to sell or exchange securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

     We may distribute the common stock from time to time in on or more transactions (i) at a fixed price; (ii) at market prices prevailing at the time of sale; (iii) at prices related to such prevailing market prices, or (iv) at negotiated prices.

     We may also, from time to time, authorize dealers, acting as our agents, to offer and sell common stock upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of common stock, we, or the purchasers of securities for whom the underwriters may act as agents, may compensate the underwriters in the form of underwriting discounts or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may resell the securities at varying prices to be determined by the dealer.

     We will describe in the applicable prospectus summary any compensation we pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on the resale of securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

     To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

     Certain of the underwriters, dealers or agents and their associates may engage in transactions with or perform services for us in the ordinary course of their business for which they receive compensation.

                                  LEGAL MATTERS

     Unless otherwise specified in the applicable prospectus supplement, the validity of the common stock will be passed upon for us by Christensen, Moore, Cockrell, Cummings & Axelberg, P.C., and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement.

                                     EXPERTS

     The consolidated financial statements of Glacier Bancorp, Inc. as of December 31, 2005 and the year then ended, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, incorporated into this prospectus by reference to Glacier Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005 have been incorporated in reliance upon the report of BKD, LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated statement of financial condition of Glacier Bancorp, Inc. as of December 31, 2004 and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2004, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered accounting firm, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:

Securities and Exchange Commission Registration Fee   (1)
Fees and expenses of accountants                      (2)
Fees and expenses of counsel                          (2)
NASD filing fee                                       (2)
Printing expenses                                     (2)
Printing and engraving fees and expenses              (2)
Rating agency fees                                    (2)
Miscellaneous                                         (2)
   Total

----------
(1)  Deferred in reliance on Rule 456(b) and 457(r).

(2)  The amount of these expenses is not presently known.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 35-1-451 through 35-1-459 of the Montana Business Corporation Act ("MBCA") contain specific provisions relating to indemnification of directors and officers of Montana corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director meets a certain standard of conduct, provided that when a director is liable to the corporation, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification or advance of expenses, unless the articles of incorporation provide otherwise, and the court may order indemnification or advancement of expenses under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by resolution provide indemnification in addition to that provided by statute, subject to certain conditions set forth in the statute.

     The articles of incorporation of Glacier provide, among other things, that the personal liability of the directors and officers of the corporation for monetary damages shall be eliminated to the fullest extent permitted by the MBCA. Glacier's bylaws provide that the corporation shall indemnify its directors and officers to the fullest extent not prohibited by law, including indemnification for payments in settlement of actions brought against a director or officer in the name of the corporation.

ITEM 16. EXHIBITS

1    Form of Underwriting Agreement.*

5 Opinion of Christensen, Moore, Cockrell, Cummings & Axelberg, P.C. regarding legality of securities.

12 Statement of Computation of Ratios of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Stock Dividends.*

23.1 Consent of Christensen, Moore, Cockrell, Cummings & Axelberg, P.C. (contained in its opinion filed as Exhibit 5).

23.2 Consent of BKD, LLP, Glacier Bancorp's independent registered public accounting firm

23.3 Consent of KPMG LLP, Glacier Bancorp's former independent registered public accounting firm.

24   Power of Attorney (included on signature page to the Registration
     Statement).

* To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).

ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is relying on Rule 430B:

          (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2),
(b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     6. For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     7. To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalispell, State of Montana, on June 6, 2006.

                                        GLACIER BANCORP, INC.


                                        By: /s/ Michael J. Blodnick
                                            ------------------------------------
                                            Michael J. Blodnick President and
                                            Chief Executive Officer

     Each person whose individual signature appears below hereby authorizes and appoints Michael J. Blodnick and James H. Strosahl, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on June 6, 2006.

                                        SIGNATURE AND TITLE


                                        By: /s/ Michael J. Blodnick
                                            ------------------------------------
                                            Michael J. Blodnick, President and
                                            Chief Executive Officer and Director
                                            (Principal Executive Officer)


                                        By: /s/ James H. Strosahl
                                            ------------------------------------
                                            James H. Strosahl, Executive Vice
                                            President and Chief Financial
                                            Officer
                                            (Principal Financial Officer)


                                        By: /s/ James M. English
                                            ------------------------------------
                                            James M. English, Director


                                        By: /s/ Allen J. Fetscher
                                            ------------------------------------
                                            Allen J. Fetscher, Director


                                        By /s/ Jon W. Hippler
                                           -------------------------------------
                                           Jon W. Hippler, Director


                                        By: /s/ Craig A. Langel
                                            ------------------------------------
                                            Craig A Langel, Director

                                        By /s/ L. Peter Larson
                                           -------------------------------------
                                           L. Peter Larson, Director


                                        By: /s/ John S. MacMillan
                                            ------------------------------------
                                            John S. MacMillan, Director


                                        By: /s/ John W. Murdoch
                                            ------------------------------------
                                            John W. Murdoch, Director


                                        By: /s/ Everit A. Sliter
                                            ------------------------------------
                                            Everit A. Sliter, Director

                                  EXHIBIT INDEX

EXHIBIT NO.   DESCRIPTION OF EXHIBITS
-----------   -----------------------
1             Form of Underwriting Agreement.*

5             Opinion of Christensen, Moore, Cockrell, Cummings & Axelberg, P.C.
              regarding legality of securities.

12 Statement of Computation of Ratios of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Stock Dividends.*

23.1          Consent of Christensen, Moore, Cockrell, Cummings & Axelberg, P.C.
              (contained in its opinion filed as Exhibit 5).

23.2 Consent of BKD, LLP, Glacier Bancorp's independent registered public accounting firm

23.3 Consent of KPMG LLP, Glacier Bancorp's former independent registered public accounting firm.

24            Power of Attorney (included on signature page to the Registration
              Statement).

* To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).